Exhibit 99.1

EXHIBIT A: Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G/A referred to below) on behalf of each of them of a statement on Schedule 13G/A (including amendments thereto) with respect to the Class A common shares, par value US$0.001 per share, and the Class B common shares, par value US$0.001 per share, of eHi Car Services Limited, a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 28, 2017.

Qiming Venture Partners II, L.P.

By:	Qiming GP II, L.P.

	By:	Qiming Corporate GP II, Ltd.

			By:	/s/ Grace Lee
Name: Grace Lee
Title: Authorized Signatory

Qiming GP II, L.P.

By:	Qiming Corporate GP II, Ltd.

			By:	/s/ Grace Lee
Name: Grace Lee
Title: Authorized Signatory

Qiming Corporate GP II, Ltd.

			By:	/s/ Grace Lee
Name: Grace Lee
Title: Authorized Signatory